 Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Flexion Therapeutics, Inc.
at
$8.50 per share, net in cash, plus one non-transferable contingent value right for each share, which represents the right to receive one or more contingent cash payments of up to $8.00 per share in the aggregate upon the achievement of specified milestones, pursuant to the Offer to Purchase dated October 22, 2021
by
Oyster Acquisition Company Inc.
a wholly owned subsidiary of
Pacira BioSciences, Inc.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY, ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON NOVEMBER 18, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
(Not to be used for Signature Guarantees)
This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Flexion Therapeutics, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase dated October 22, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) cannot be completed on a timely basis or (iii) all required documents otherwise cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by courier or transmitted by hand delivery, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.

The Depositary for the Offer is:
If delivering by mail:	If delivering by hand, express mail, courier or any other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
Phone: Toll-free (877) 248-6417
(718) 921-8317
Fax: 718 234-5001
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
For information call D.F. King & Co., Inc., the Information Agent, at: (212) 269-5550
Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above does not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal (as defined in the Offer to Purchase) is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
The guarantee included herein must be completed.

Ladies and Gentlemen:
The undersigned represents that the undersigned owns and hereby tenders to Oyster Acquisition Company Inc., a Delaware corporation and wholly owned subsidiary of Pacira BioSciences, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 22, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and in the Letter of Transmittal (which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.
Name(s) of Record Holder(s):
Number of Shares Tendered:
Certificate Number(s) (if available):	(please print)
Address(es):
(zip code)
☐ Check if securities will be tendered by book-entry transfer
Name of Tendering Institution:
Area Code and Telephone No.(s):
Signature(s):
DTC Participant No.:
Transaction Code No.:
Dated:

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution” and, collectively, “Eligible Institutions”), hereby guarantees the delivery to the Depositary of either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in the Offer to Purchase), in any such case together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within two trading days after the date of execution of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within two trading days after the date of execution of this Notice of Guaranteed Delivery. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:
Address:
(zip code)

Area Code and Tel. No.:	(Authorized Signature)
Name:	(Please type or print)
Title:
Dated:
NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.